                                             Exhibit 99.1

Media contact	Investor contact
Timothy Barello, 212.299.2256	Adam Minick, 312.340.8365
Laurie Bischel, 312.648.8698	investors@cmegroup.com
news@cmegroup.com	CME-G
cmegroup.mediaroom.com
FOR IMMEDIATE RELEASE
CME Group Inc. Reports Record Revenue, Adjusted Operating Income, Adjusted Net Income and Adjusted Earnings Per Share for Q1 2026
•Record revenue of $1.9 billion, up 14%
•Net income and diluted earnings per share both up 20%
CHICAGO, April 22, 2026 - CME Group Inc. (NASDAQ: CME) today reported financial results for the first quarter of 2026.
The company reported revenue of $1.9 billion and operating income of $1.3 billion for the first quarter of 2026. Net income was $1.2 billion and diluted earnings per common share were $3.18. On an adjusted basis, operating income was $1.4 billion, net income was $1.2 billion and diluted earnings per common share were $3.36. Financial results presented on an adjusted basis for the first quarter of 2026 and 2025 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1
“In a world in which risk has become the new normal, 2026 is off to a record-breaking start as clients around the world turn to CME Group’s trusted, regulated markets to hedge across asset classes and in all trading environments," said CME Group Chairman and Chief Executive Officer Terry Duffy. "Robust demand for our products drove Q1 average daily volume up 22% to a record 36.2 million contracts, including records in all six asset classes. This exceptional market participation translated directly into record financial performance, with revenue rising 14% and adjusted net income and diluted EPS increasing 20%. Efficiencies provided to our client base also hit a new high in Q1 with over $85 billion in average daily margin savings, and we’re very pleased to further extend our FICC cross-margining agreement to end-user clients later this month. Looking ahead, innovation remains central to our growth strategy. We will continue to work closely with our clients as we expand the range of products and services we provide to help them manage risk and pursue opportunities in a rapidly evolving marketplace.”

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of Adjusted Operating Income and Adjusted Net Income and Adjusted Diluted Earnings per Common Share charts at the end of the financial statements.
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First-quarter 2026 average daily volume (ADV) reached a quarterly all-time high of 36.2 million contracts, up 22% from first-quarter 2025. Non-U.S. ADV was a record 11.4 million contracts, up 30% compared with the same period in 2025, including the highest quarterly ADV across all regions, with APAC up 33% and EMEA up 29%.
Clearing and transaction fees revenue for first-quarter 2026 totaled a record $1.5 billion. The total average rate per contract was $0.652. Market data revenue totaled a record $224 million for first-quarter 2026.
As of March 31, 2026, the company had $2.6 billion in cash (including $200 million deposited with Fixed Income Clearing Corporation, which is included in other current assets) and $3.4 billion of debt. The company paid dividends during the first quarter of approximately $2.7 billion and repurchased $536 million in CME Group common shares.
CME Group will hold a Q&A conference call to discuss first-quarter 2026 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group's website at investor.cmegroup.com under Events & Presentations. An archived recording will be available for up to two months after the call.
As the world's leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data – empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, cryptocurrencies, energy, agricultural products and metals. The company offers futures and options on futures trading through the CME Globex platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and E-mini are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. BrokerTec is a trademark of BrokerTec Americas LLC and EBS is a trademark of EBS Group LTD. The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“S&P DJI”). “S&P®”, “S&P 500®”, “SPY®”, “SPX®”, US 500 and The 500 are trademarks of Standard & Poor’s Financial Services LLC; Dow Jones®, DJIA® and Dow Jones Industrial Average are service and/or trademarks of Dow Jones Trademark Holdings LLC. These trademarks have been licensed for use by Chicago Mercantile Exchange Inc. Futures contracts based on the S&P 500 Index are not sponsored, endorsed, marketed, or promoted by S&P DJI, and S&P DJI makes no representation regarding the advisability of investing in such products. All other trademarks are the property of their respective owners.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing innovative and competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and derive revenues that are commensurate with our efforts and expectations, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to manage variable costs associated with CME Group’s transition to the Google Cloud, and minimize duplicative costs of maintaining both on-premise and Google Cloud environments during the transition; the resilience of our electronic platforms and the soundness of our business continuity and disaster recovery plans, including in the event of cyberattacks and cyberterrorism or as impacted by a failure of or disruption at one of our suppliers; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers, as well as the impact of tariffs and tax policy changes, restrictions on our ability to offer CME Group products and services in specific geographies or to specific customers or limitations or changes in underlying/physical product flows across geographies; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing firms and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management programs to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk from third parties, including risks related to the performance, reliability and security of technology used by, or facilities provided by, our third-party providers and third-party providers that our clients and third-parties rely on; our reliance on third-party distribution partners, including independent software vendors, futures commission merchants, introducing brokers, broker-dealers, regulatory reporting and data distributors and platform operators, and other partners, for facilitating trading and for market data information, and potential impacts from changes in their business models and priorities; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including new and existing geopolitical tensions or conflicts, the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in contract volume and market data and order transaction traffic across the entire trade cycle and the ability to implement enhancements meeting our regulatory obligations and customer needs without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments, alliances, strategic partnerships and joint ventures; variances in earnings on cash accounts and collateral that our clearing house holds; impact of CME Group pricing/fee level and structure and incentive changes; impact of aggregation services and internalization on trade flow and volumes; any negative financial impacts from changes to the terms of intellectual property and index rights; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry, channel partner and customer consolidation and/or concentration; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; increases in effective tax rates, borrowing costs, or changes in tax policy; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings. For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission ("SEC") on February 26, 2026, under the caption "Risk Factors".
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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	March 31, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$2,391.2	$4,416.9
Marketable securities	124.2	125.0
Accounts receivable, net of allowance	935.5	639.2
Other current assets (includes $6.4 and $6.5 in restricted cash)	515.0	522.1
Performance bonds and guaranty fund contributions	165,035.3	159,656.1
Total current assets	169,001.2	165,359.3
Property, net of accumulated depreciation and amortization	355.4	362.7
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	2,550.8	2,610.7
Goodwill	10,506.0	10,514.7
Other assets	2,404.8	2,401.5
Total Assets	$201,993.5	$198,424.2
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$75.4	$71.8
Other current liabilities	887.1	568.8
Performance bonds and guaranty fund contributions	165,035.3	159,656.1
Total current liabilities	165,997.8	160,296.7
Long-term debt	3,423.2	3,422.3
Deferred income tax liabilities, net	5,221.1	5,242.2
Other liabilities	733.2	734.8
Total Liabilities	175,375.3	169,696.0
Total CME Group Shareholders’ Equity	26,618.2	28,728.2
Total Liabilities and Equity	$201,993.5	$198,424.2

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended March 31,
	2026	2025
Revenues
Clearing and transaction fees	$1,542.6	$1,337.3
Market data and information services	224.1	194.5
Other	113.4	110.5
Total Revenues	1,880.1	1,642.3
Expenses
Compensation and benefits	223.0	206.7
Technology	76.6	65.7
Professional fees and outside services	28.2	28.5
Amortization of purchased intangibles	56.1	55.2
Depreciation and amortization	27.2	27.3
Licensing and other fee agreements	106.8	96.6
Other	52.5	54.3
Total Expenses	570.4	534.3
Operating Income	1,309.7	1,108.0
Non-Operating Income (Expense)
Investment income	1,389.3	892.7
Interest and other borrowing costs	(43.6)	(41.7)
Equity in net earnings of unconsolidated subsidiaries	102.4	88.2
Other non-operating income (expense)	(1,246.9)	(802.4)
Total Non-Operating Income (Expense)	201.2	136.8
Income before Income Taxes	1,510.9	1,244.8
Income tax provision	356.6	288.6
Net Income	$1,154.3	$956.2

Net Income Attributable to Common Shareholders of CME Group - Basic(1)	$1,168.0	$944.2

Net Income Attributable to Common Shareholders of CME Group - Diluted(1)	$1,154.3	$944.2

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$3.25	$2.63
Diluted	3.18	2.62
Weighted Average Number of Common Shares:
Basic	359,318	359,613
Diluted(2)	363,208	360,227

1. The difference between Net Income and Net Income Attributable to Common Shareholders of CME Group - Basic and Diluted is the result of the distribution of earnings allocated to preferred shares.
2. Preferred shares of 4,584,000 were all converted on March 5, 2026 to Class A Common stock and are included in the Diluted shares for the first quarter of 2026.

CME Group Inc. and Subsidiaries
Reconciliation of Adjusted Operating Income
(dollars in millions)

	Quarter Ended March 31,
	2026	2025
Total Revenues	$1,880.1	$1,642.3

Adjusted Total Revenues	$1,880.1	$1,642.3

Total Expenses	$570.4	$534.3
Restructuring and severance	(4.0)	(1.1)
Deferred compensation(1)	0.8	2.2
Amortization of purchased intangibles	(56.1)	(55.2)
Strategic transaction-related (costs) credits	(0.6)	—
Real estate-related (costs) credits	(0.7)	—
Foreign exchange transaction gains (losses)	0.9	(2.3)
Litigation matters or settlements	1.0	(3.3)
Adjusted Total Expenses	$511.7	$474.6

Operating Income	$1,309.7	$1,108.0

Adjusted Operating Income	$1,368.4	$1,167.7

1. Includes $0.8 million for a change in our non-qualified deferred compensation liability in the first quarter of 2026. This impact does not affect net income and adjusted net income, because the compensation and benefits change has an equal and offsetting change in investment income.

CME Group Inc. and Subsidiaries
Reconciliation of Adjusted Net Income and Adjusted Earnings per Common Share
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended March 31,
	2026	2025
Net Income	$1,154.3	$956.2
Restructuring and severance	4.0	1.1
Amortization of purchased intangibles(1)	60.1	68.2
Strategic transaction-related costs (credits)(2)	0.1	—
Real estate-related costs (credits)	0.7	—
Foreign exchange transaction (gains) losses	(0.9)	2.3
Unrealized and realized (gains) losses on investments	22.9	6.5
Litigation matters or settlements	(1.0)	3.3
Income tax effect related to above	(21.0)	(16.1)
Other income tax items	0.9	(1.6)
Adjusted Net Income	$1,220.1	$1,019.9

Adjusted Net Income Attributable to Common Shareholders of CME Group - Basic(3)	$1,233.2	$1,007.1

Adjusted Net Income Attributable to Common Shareholders of CME Group - Diluted(3)	$1,220.1	$1,007.1

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$3.25	$2.63
Diluted	3.18	2.62

Adjusted Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$3.43	$2.80
Diluted	3.36	2.80

Weighted Average Number of Common Shares:
Basic	359,318	359,613
Diluted(4)	363,208	360,227

1. Includes $2.6 million of amortization of purchased intangibles at S&P Dow Jones Indices LLC and $1.4 million of amortization of purchased intangibles at FanDuel Prediction Markets Holdings LLC in the first quarter of 2026. This is reported in Equity in net earnings of unconsolidated subsidiaries on the Consolidated Statements of Income.
2. The values shown above may differ from what is shown in the Reconciliation of Adjusted Operating Income as that schedule does not include adjustment items or portions of items included in non-operating results.
3. The difference between Adjusted Net Income and Adjusted Net Income Attributable to Common Shareholders of CME Group - Basic and Diluted is the result of the distribution of earnings allocated to preferred shares.
4. Preferred shares of 4,584,000 were all converted on March 5, 2026 to Class A Common stock and are included in the Diluted shares for the first quarter of 2026.

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	1Q 2025	2Q 2025	3Q 2025	4Q 2025	1Q 2026
Trading Days	61	62	64	64	61
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	1Q 2025	2Q 2025	3Q 2025	4Q 2025	1Q 2026
Interest rates	15,029	15,472	13,378	13,010	18,674
Equity indexes	7,997	7,661	6,278	7,738	8,655
Foreign exchange	1,149	1,096	834	853	1,193
Energy	2,903	3,082	2,295	2,523	3,985
Agricultural commodities	1,958	1,964	1,712	1,787	2,042
Metals	732	943	825	1,441	1,682
Total	29,768	30,217	25,322	27,353	36,231
Venue
CME Globex	27,732	28,097	23,418	25,542	33,633
Open outcry	881	993	989	816	1,241
Privately negotiated	1,154	1,127	915	995	1,357
Total	29,768	30,217	25,322	27,353	36,231

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	1Q 2025	2Q 2025	3Q 2025	4Q 2025	1Q 2026
Interest rates	$0.476	$0.481	$0.487	$0.486	$0.457
Equity indexes	0.624	0.635	0.652	0.611	0.597
Foreign exchange	0.762	0.772	0.841	0.847	0.780
Energy	1.222	1.138	1.214	1.245	1.084
Agricultural commodities	1.376	1.435	1.423	1.427	1.344
Metals	1.588	1.456	1.505	1.295	1.153
Average RPC	$0.686	$0.690	$0.702	$0.707	$0.652

1. ADV and RPC includes futures and options on futures only.